                                                        EXHIBIT 23(b)

[LETTERHEAD OF NETHERLAND, SEWELL & ASSOCIATES, INC. APPEARS HERE]





           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
           ---------------------------------------------------------

        As Petroleum Engineers, we hereby consent to the inclusion of the information incorporated by reference in this Form S-8 Registration Statement from Vintage Petroleum, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and its 1995 Annual Report of Stockholders incorporated by reference therein, with respect to the oil and gas reserves of Vintage Petroleum, Inc., the future net revenues from such reserves and the present value thereof, which information has been so incorporated in this Form S-8 Registration Statement in reliance upon the report of this firm and upon the authority of this firm as experts in petroleum engineering. We hereby further consent to all references to our firm included in this Form S-8 Registration Statement.

                                        NETHERLAND, SEWELL & ASSOCIATES, INC.



                                        By: /s/ Clarence M. Netherland
                                           ---------------------------------
                                           Clarence M. Netherland
                                           Chairman

Dallas, Texas
July 30, 1996